                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(K) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 1, 2000

                            ARROW ELECTRONICS, INC.
               (Exact Name of Registrant as Specified in Charter)

                NEW YORK                       1-4482           11-1806155
      (State or Other Jurisdiction        (Commission File     (IRS Employer
           of Incorporation)                  Number)       Identification No.)
    25 HUB DRIVE, MELVILLE, NEW YORK                               11747
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (516) 391-1300

                                      N/A

         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

     On August 7, 2000, a consortium consisting of the Company, an affiliate of Schroder Ventures and another electronics distributor entered into a share purchase agreement to purchase the VEBA Electronics Group from the Germany-based E.ON AG for approximately $2.35 billion in cash. Under the terms of the share purchase agreement, the Company has agreed to acquire Wyle Systems, Wyle Components and Atlas Services North America (collectively, the "Wyle Companies" or the "Wyle Electronics Groupo") for a purchase price of approximately $840 million, subject to adjustments, including adjustments for changes in working capital from March 31, 2000.

     Wyle Components is a franchised distributor for both broadline and proprietary semiconductor suppliers in North America, with revenues of nearly $1.1 billion in 1999 and $894 million for the six months ended June 30, 2000. Wyle Systems is a distributor of computer products, with revenues of nearly $900 million in 1999 and 354 million for the first six moths of 2000. Atlas Services provides logistics and value-added services to Wyle Components.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


(a)  Financial Statements of Business Acquired:
     See Attachment A.

(b)  Pro Forma Financial Information:
     The pro forma financial information as required by this Item 7(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after the date the Current Report on Form 8-K is required to be filed:

(c)  Exhibits:
Exhibit    Description
2.1 Share Purchase Agreement, dated August 7, 2000, by and among Arrow Electronics, Inc., Cherrybright Limited,
           Avnet, Inc., E.ON AG and the Veba Electronics Group.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ARROW ELECTRONICS, INC.

                                          By: /s/ ROBERT KLATELL
                                            ------------------------------------
                                            Name: Robert Klatell
                                            Title: Executive Vice President

Date: September 1, 2000

                                                                    ATTACHMENT A

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Wyle Electronics Group

     In our opinion, the accompanying combined balance sheet and the related combined statement of operations, of parent's equity and of cash flow present fairly, in all material respects, the financial position of Wyle Electronics Group at December 31, 1999 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

March 21, 2000, except for second paragraph of
Note 1 which the date is August 7, 2000 and except for fourth paragraph of Note 8 which the date is August 4, 2000
San Jose, California

WYLE ELECTRONICS GROUP
COMBINED BALANCE SHEET
(IN THOUSANDS)

                                                      DECEMBER 31,
                                                         1999
ASSETS
Current assets:
 Cash and cash equivalents                            $   12,592
 Accounts receivable (less allowance of $30,221)         338,479
 Inventory, net                                          356,634
 Prepaid expenses and other current assets                45,038
                                                      ----------
     Total current assets                                752,743

Property, plant and equipment, net                        64,646
Intangible assets, net                                   386,681
Other assets                                              24,742
                                                      ----------
     Total assets                                     $1,228,812
                                                      ==========

LIABILITIES AND PARENT'S EQUITY
Current liabilities:
 Notes payable to affiliated companies, current       $  570,718
 Accounts payable                                        113,503
 Accrued liabilities                                      87,634
                                                      ----------
     Total current liabilities                           771,855

Notes payable                                             50,000
Notes payable to affiliated companies, net of
 current portion                                         200,000
Other liabilities                                         16,851
                                                      ----------
     Total liabilities                                 1,038,706
                                                      ----------

Commitments and contingencies (Note 7 and 8)

Parent's equity:
 Investment by parent                                    263,431
 Accumulated deficit                                     (73,325)
                                                      ----------
     Total parent's equity                               190,106
                                                      ----------

       Total liabilities and parent's equity          $1,228,812
                                                      ==========


                 The accompanying notes are an integral part of
                      these combined financial statements.

WYLE ELECTRONICS GROUP
COMBINED STATEMENT OF OPERATIONS
(IN THOUSANDS)

                                                       DECEMBER 31,
                                                          1999
Net revenues                                           $ 1,928,745
Cost of revenues                                        (1,651,706)
                                                       -----------

Gross profit                                               277,039

Selling and administrative expenses                       (213,205)
Goodwill amortization                                      (30,539)
Interest expense, net                                      (45,123)
                                                       -----------

Loss before income taxes                                   (11,828)
Income tax provision                                        (9,593)
                                                       -----------
Net loss                                               $   (21,421)
                                                       ===========


                 The accompanying notes are an integral part of
                      these combined financial statements.

WYLE ELECTRONICS GROUP
COMBINED STATEMENT OF PARENT'S EQUITY
YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS, EXCEPT SHARE DATA)
------------------------------------------------------------------------------

                                                              OTHER
                                                         COMPREHENSIVE
                                                              INCOME
                                INVESTMENT                   MINIMUM         TOTAL
                                   BY          ACCUMULATED   PENSION        PARENT'S
                                 PARENT          DEFICIT    LIABILITY        EQUITY
Balance at December 31, 1998   $263,431       $ (51,904)   $  (3,328)      $ 208,199

Minimum pension liability,
 net of tax                           -               -        3,328           3,328

Net loss                              -          (21,421)          -         (21,421)
                               --------       ----------    --------       ---------
Balance at December 31, 1999   $263,431       $  (73,325)   $      -       $ 190,106
                               ========       ==========    ========       =========



    The accompanying notes are an integral part of these combined financial statements.

WYLE ELECTRONICS GROUP
COMBINED STATEMENT OF CASH FLOWS
(IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    December 31,
                                                                        1999
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                            $(21,421)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
      Depreciation and amortization                                     43,597
      Loss on retirement of fixed assets                                    41
      Provision for losses on accounts receivable
        and inventory obsolescence                                      34,378
      Changes in operating assets and liabilities:
        Receivables                                                    (98,471)
        Inventory                                                      (23,732)
        Other assets                                                    16,763
        Accounts payable                                                12,089
        Accrued liabilities                                              2,207
        Other non-current liabilities                                   (7,637)
                                                                      --------
          Net cash used in operating activities                        (42,186)
                                                                      --------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, plant and equipment                         (18,844)
                                                                      --------
          Net cash used in investing activities                        (18,844)
                                                                      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of notes payable                               62,023
  Principal payments of notes payable                                   (1,325)
                                                                      --------
          Net cash provided by financing activities                     60,698
                                                                      --------
  Decrease in cash and cash equivalents                                   (332)

  Cash and cash equivalents at beginning of period                      12,924
                                                                      --------

  Cash and cash equivalents at end of period                          $ 12,592
                                                                      --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period:
    Interest                                                          $ 44,272
    Income taxes                                                      $  2,359


    The accompanying notes are an integral part of these combined financial statements.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS
(AMOUNTS IN THOUSANDS)

1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF OPERATIONS

     Wyle Electronics Group ("Wyle" or the "Company") is a wholly owned subsidiary of VEBA Electronics, LLC which is a wholly owned subsidiary of VEBA Corporation, a US corporation, which is indirectly owned by E.ON AG, a German company. Wyle is an operating company within the VEBA Electronics Group. VEBA Electronics Group is a combination of companies indirectly owned by E.ON AG which is in the business of electronics distribution, marketing semiconductors and computer products, as well as providing value-added services. These services include complex materials management systems and engineering design for application-specific integrated circuits, including field programmable logic devices.

     On August 7, 2000, a consortium consisting of three entities entered into a share purchase agreement to purchase the VEBA Electronics Group from EON AG. Under the terms of the share purchase agreement, Arrow Electronics, Inc. will acquire Wyle Electronics Group.

     BASIS OF PRESENTATION

     The combined financial statements include companies that comprise the Wyle Electronics Group. Ownership of the group companies is not consolidated within a single entity owned by Wyle Electronics. These combined financial statements include, among other things, allocations of certain VEBA Electronics Group corporate assets, liabilities (including profit sharing and pension benefits) and expenses (including legal, accounting, employee benefits, insurance services, information technology services, treasury and other corporate overhead) to Wyle. These amounts have been allocated to Wyle on the basis that is considered by management to reflect most fairly or reasonably the utilization of the services provided to or the benefit obtained by Wyle. Typical measures and activity indicators used for allocation purposes include headcount, sales revenue and payroll expense. The Company's management believes that the methods used to allocate these amounts are reasonable. However, these allocations are not necessarily indicative of the amounts that would have been or that will be recorded by the Company on a stand-alone basis. All significant intercompany balances and transactions between combined companies have been eliminated. The accounts of the following companies were included in the combined financial statements: Wyle Electronics, Wyle Distribution Group Santa Clara, Inc., Wyle Ginsbury Electronics, Inc., Wyle Electronics Ltd (Barbados), Wyle Electronics Canada Corp, Wyle Electronics Caribbean Corp, Redwing of California, Inc., Wyle Electronics de Mexico s de (Mexico), Wyle Systems LLC, Atlas Business Services LLC, Atlas Services LLC and EBV Electronic Holdings, Inc.

     In August 1997, Raab Karcher ("Raab Karcher"), a wholly owned subsidiary of E.ON AG, a German public company, completed its cash tender offer for all of the outstanding common stock of Wyle, a U.S. publicly traded company. Under the terms of the agreement, Raab Karcher acquired the outstanding shares of Wyle for $50 per share, for a transaction valued at $810,000, including Wyle's debt. The transaction was accounted for under the purchase method of accounting and the asset valuation recorded by the Company is based on the cost of the purchase to Raab Karcher. The amount paid in excess of the fair value of the tangible net assets acquired was recorded as intangible assets and included allocations for supplier relationships, workforce, trade name, technical know-how and goodwill which are being amortized over lives ranging from 5-18 years. The funds used to acquire Wyle, which totaled $610,000, were initially recorded as a debt on the Company's balance sheet. A portion of this acquisition debt in the amount of $250,000 was subsequently converted into equity.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
-----------------------------------------------------------------------------

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unconsolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
The Company recognizes sales upon shipment and is reflected net of an allowance for estimated returns and discounts. Revenue from vendor rebates, discounts and cooperative advertising is recognized when earned.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions.

CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to a concentration of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company's accounts receivable are derived from revenue earned from customers. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

INVENTORY
Inventory, consisting of finished products, are stated at the lower of cost or market, with cost being determined principally by the average costing method that approximates the first-in first-out basis. The Company may from time to time have inventory in excess of its short-term needs. Management maintains a program to reduce this inventory to a desired level over the near term. However, it is reasonably possible that the program will not be wholly successful and a material loss could ultimately result. No estimate can be made of the range of amounts of such loss.

PROPERTY AND EQUIPMENT
Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 2 to 40 years, or the lease term of the respective asset, whichever is shorter.

IMPAIRMENT OF LONG-LIVED ASSETS
The Company evaluates the carrying value of goodwill and other long lived assets for potential impairment on an ongoing basis. The Company considers projected future operating results, cash flows, trends and other circumstances in making such estimates and evaluations.

INVESTMENT BY PARENT
Funds contributed by wholly owned subsidiaries of E.ON AG or E.ON AG that are not part of the Wyle Electronics Group are shown as Investment by Parent.

COMPREHENSIVE INCOME
Comprehensive income is defined as net income (loss) plus revenues, expenses, gains, and losses that, under generally accepted accounting principles, are excluded from net income (loss).

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

BUSINESS SEGMENT INFORMATION
The Company has adopted the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures about Segments of an Enterprise and Related Information," effective for fiscal years beginning after December 31, 1997. SFAS No. 131 supersedes Statement of Financial Accounting Standards No. 14 ("SFAS No. 14"), "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 changes current practice under SFAS No. 14 by establishing a new framework on which to base segment reporting and also requires interim reporting of segment information. The adoption of SFAS No. 131 did not affect results of operations or financial position but did not affect the disclosure of segment information, as presented in Note 9.

INCOME TAXES
Deferred tax assets and liabilities are determined based on differences between the financial statements and tax basis of assets and liabilities using current tax laws and rates.

RECENT ACCOUNTING PRONOUNCEMENTS
In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on hedges item in the outcome statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for the Company in fiscal year 2000 and will not require retroactive restatement of prior period financial statements. The Company has not yet quantified the impact of adopting SFAS No. 133 on its financial statements, but the Company believes there will not be a significant impact.

In December 31, 1999, the Securities Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. In June 2000, the SEC issued SAB 101(B) which defers the implementation date of SAB 101 to no later than the fourth fiscal quarter of fiscal years commencing after December 15, 1999. The application of the guidance provided by SAB 101 is not expected to have material impact on the statement of operations.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)

     In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB 25." This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the affects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. The application of the guidance provided by FIN 44 is not expected to have a material impact on the statement of operations.

2.   PROPERTY AND EQUIPMENT

     Land                                                $  5,554
     Building and improvements                             20,899
     Machinery and equipment                               33,109
     Software                                              14,286
     Construction in progress                              15,249
                                                         --------
                                                           89,097
     Less: Accumulated depreciation and amortization      (24,451)
                                                         --------
                                                         $ 64,646
                                                         ========

     Depreciation expense for the year ended December 31, 1999 was $13,058.

3.   RELATED PARTY TRANSACTIONS

     The accompanying financial statements include the following transactions and balances with affiliates of the Company:

     Sales to affiliates                                  $  1,828
     Expenses allocated to affiliate                        20,862
     Accounts receivable                                     3,283
     Purchases                                               1,860
     Accrued liabilities                                     1,496
     Notes payable                                         770,718
     Interest expense                                       41,465

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
------------------------------------------------------------------------------

4. INCOME TAXES

   The provision for income taxes consists of the following:

   CURRENT:
     Federal                                                 $   3,696
     State                                                       1,004
                                                             ---------
                                                                 4,700
                                                             ---------

   DEFERRED:
     Federal                                                     4,200
     State                                                         693
                                                             ---------
                                                                 4,893
                                                             ---------
     Total                                                   $   9,593
                                                             =========

   The Company's effective tax rate differs from the U.S. federal statutory tax rate, as follows:

   Computed "expected" income taxes                          $  (4,140)
   Increase in income taxes resulting from:
     State income taxes, net of federal income tax benefit       1,103
     Goodwill amortization                                      10,689
     Other, net                                                  1,941
                                                             ---------
                                                             $   9,593
                                                             =========

   Deferred tax assets and liabilities consist of the following:

   DEFERRED TAX ASSETS:
     Net operating loss carryforwards                        $   5,987
     Allowance for doubtful accounts                            10,376
     Inventory obsolescence allowance and capitalized costs      8,761
     Employee benefit                                            6,523
     Depreciation                                                1,990
     Discontinued operations accrual                             1,875
     Operating accruals and other                                6,230
                                                             ---------
         Total deferred tax assets                              41,742

   DEFERRED TAX LIABILITIES:
     Sales returns and allowances                               14,693
                                                             ---------
     Net deferred tax assets                                 $  27,049
                                                             =========

   Although realization of the deferred tax asset is not assured, the Company believes that it is more likely than not that all deferred tax assets will be realized.

   At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of $10,772, which are available to offset future federal taxable income, if any, through 2012, subject to certain limitations.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
------------------------------------------------------------------------------

     The Company is under routine audit by the U.S. Internal Revenue Service ("IRS"). Currently, the financial years of 1993 through 1998 are under examination. The Company has been advised by the IRS that certain tax return deductions and credits taken by the Company appear not to be in compliance with applicable tax regulations. The Company disagrees with the IRS position and is now in appeals proceedings. In the opinion of management, although the ultimate outcome cannot be predicted, upon final disposition, the additional tax, if any, is not expected to have an unfavorable impact on the results from operations.

5.   BANK LOANS AND LONG-TERM DEBT

     Long-term debt at December 31, 1999 consists of the following:

     VEBA Electronics credit line borrowings          $ 100,718
     Fidelia Corporation borrowings:
       At 6.10% to 6.24% due 2000                       470,000
       At 6.49% due 2002                                 70,000
       At 6.68% due 2004                                 70,000
       At 6.78% due 2007                                 60,000
     Senior unsecured notes:
       At 6.98% due 2001                                 30,000
       At 7.18% due 2006                                 20,000
                                                      ---------
                                                        820,718
     Less: Current maturities                          (570,718)
                                                      ---------

                                                      $ 250,000
                                                      =========

     The Company has loan agreements with Fidelia Corporation, a wholly owned subsidiary of VEBA Corporation, which provide for term debts with various maturities and interest rates as detailed above. The Company has the ability to refinance the short-term portion of the notes payable through its credit lines with affiliates of the Company.

     Principal payments under the borrowings are as follows:

     2000                                              $570,718
     2001                                                30,000
     2002                                                70,000
     2003                                                     -
     2004                                                70,000
     Thereafter                                          80,000
                                                       --------

                                                       $820,718
                                                       ========

     Accrued interest payable at December 31, 1999 was $5,724, which is included in accounts payable and accrued liabilities in the accompanying combined financial statements.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
------------------------------------------------------------------------------

6.   EMPLOYEE RETIREMENT BENEFITS

     EMPLOYEE RETIREMENT PLAN
     The Company has a defined benefit pension plan covering substantially all of its employees. Plan benefits are generally based on employees' years of service and average compensation during the final years of employment. These benefits are no longer offered to employees who were employed by the Company after December 31, 1998.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     The Company sponsors a supplemental executive retirement plan ("SERP") that provides benefits to certain employees whose benefits under the defined benefit pension plan are reduced as a result of limitations imposed by the Internal Revenue Code. These benefits are no longer offered to employees who were employed by the Company after December 31, 1998.

     POSTRETIREMENT HEALTH CARE
     The Company provides postretirement medical coverage to qualifying employees. Upon retirement, the Company's employees may become eligible for benefits if they meet certain age and length at service requirement as specified in the plan. These benefits are no longer offered to employees who were employed by the Company after December 31, 1998.

     401(k) PLAN
     The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. Employer contributions under this plan amounted to $2,355 for the year ended December 31, 1999.

     DIRECTORS DEFERRED COMPENSATION PLAN
     The Company sponsored a plan for the directors of the Company that deferred their directorship fees. The Company has set up a Rabbi Trust to fund the benefit payments under its SERP and Directors Deferred Compensation Plan. Trust assets are irrevocable to the Company but are subject to creditor claims under certain conditions.

     VOLUNTARY EMPLOYEE'S BENEFICIARY ASSOCIATION
     The Company has a Voluntary Employee's Beneficiary Association trust to fund medical and dental benefit payments of current employees. Trust assets, which are irrevocable to the Company amounted to $448 at December 31, 1999.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)

The Company's expense for pensions, SERP and post retirement health care plan was as follows:

                                                                                 POST
                                                  PENSION                     RETIREMENT
                                                  BENEFITS         SERP       HEALTH CARE    TOTAL
COST RECOGNIZED IN INCOME STATEMENT:
Service cost                                      $ 2,223          $142           $ 14      $ 2,379
Interest cost                                       5,505           469            120        6,094
Expected return on plan assets                     (6,640)           --             --       (6,640)
Amortization of:
  Plan amendments                                      --           112             --          112
  Prior service cost                                   --            --            (39)         (39)
Gains, losses and other                               249            --             --          249
                                                  -------          ----           ----      -------
Net pension/postretirement expense                $ 1,337          $723           $ 95      $ 2,155
                                                  =======          ====           ====      =======
Discount rate for expense                            7.00%         7.00%          7.75%
Assumed long-term rate of return on assets           9.50%         9.50%          0.00%

The year end status of these plans was as follows:

                                                                                 POST
                                                  PENSION                     RETIREMENT
                                                  BENEFITS         SERP       HEALTH CARE    TOTAL
CHANGE IN BENEFIT OBLIGATION:

Benefit obligation at January 1, 1999             $80,386        $ 6,900       $ 1,795       $89,081
Service cost                                        2,223            142            14         2,379
Interest cost                                       5,505            469           120         6,094
Special programs                                       --          1,085            --         1,085
Plan participant contributions                         --             --            98            98
Benefits paid                                      (3,500)          (365)         (354)       (4,219)
Actuarial loss                                     (6,602)          (885)          (11)       (7,498)
                                                  -------        -------       -------       -------
Benefit obligation at December 31, 1999           $78,012        $ 7,346       $ 1,662       $87,020
                                                  =======        =======       =======       =======

CHANGE IN PLAN ASSETS:

Fair value of plan assets at January 1, 1999      $68,624        $    --       $    --       $68,624
Actual return on plan assets                        5,887             --            --         5,887
Company contributions                               2,058            365            --         2,423
Benefits paid                                      (3,500)          (365)           --        (3,865)
                                                  -------        -------       -------       -------
Fair value of plan assets at December 31, 1999    $73,069        $    --       $    --       $73,069
                                                  =======        =======       =======       =======

AMOUNTS RECOGNIZED IN THE BALANCE SHEET
  CONSISTS OF ASSETS/(LIABILITIES):

Other non-current assets                          $ 2,590        $    --       $    --       $ 2,590
Accrued non-current liabilities                        --         (6,770)       (2,156)       (8,926)
                                                  -------        -------       -------       -------
Net amount recognized                             $ 2,590        $(6,770)      $(2,156)      $(6,336)
                                                  =======        =======       =======       =======

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
--------------------------------------------------------------------------------

ASSUMPTIONS AS OF DECEMBER 31, 1999:
Discount rate                                   7.75%     7.75%     7.75%
Expected return on assets                       9.50%     9.50%     0.00%
Average rate of increase in compensation        5.00%     5.00%
Initial health care costs trend rate              --        --      7.00%
Ultimate health care cost trend rate              --        --      5.50%
Year in which ultimate trend rate is reached      --        --       2001

FUNDED STATUS OF THE PLAN:
Plan assets less than benefit obligations    $(4,943)  $(7,346)  $(1,662)  $(13,951)
Unamortized:
  Prior service cost                              --     1,117      (510)       607
  Net losses                                   7,533      (541)       16      7,008
                                             -------   -------   -------   --------
Net amount recognized                        $ 2,590   $(6,770)  $(2,156)  $( 6,336)
                                             =======   =======   =======   ========

7. COMMITMENTS

   LEASES

   The Company leases office space and equipment under noncancelable operating leases with various expiration dates through September 30, 2014. Rent expense for the year ended December 31, 1999 was $10,598.

   Future minimum lease payments under noncancelable operating leases, including lease commitments entered into subsequent to December 31, 1999 are as follows:


   YEARS ENDED DECEMBER 31,
   2000                                                $ 8,387
   2001                                                  6,830
   2002                                                  4,054
   2003                                                  2,731
   2004                                                    362
   Thereafter                                            1,603
                                                       -------
                                                       $23,967
                                                       =======

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
-------------------------------------------------------------------------------

8.   CONTINGENCIES

     In May 1993, Avnet, Inc. ("Avnet") and Hall-Mark Electronics Corporation ("Hall-Mark") filed a civil action against the Company and a former employee in the Superior Court of Fulton county, Georgia, seeking injunctive relief and monetary damages, and alleging, inter alia, that the Company conspired with Hall-Mark employees to tortuously interfere with the employment relations of Hall-Mark and its employees and with a proposed business combination between the plaintiffs, which combination was consummated subsequently. Plaintiffs' motion for a preliminary injunction was denied in part by the trial court and affirmed by the Georgia Supreme Court in December 1993. In October 1995, plaintiffs voluntarily dismissed their claims in Georgia without prejudice.

     In September 1995, Avnet re-filed the same action against the Company and certain Company employees in the Circuit Court of Hillsborough County, Florida ("Florida Action"). After a five month trial, on February 4, 2000 the jury returned a unanimous verdict in favor of the Company and eight individually named defendants. Avnet has filed a motion for a new trial, which has yet to be set for hearing. The Company believes that the plaintiffs' complaint is without merit and will contest it vigorously.

     In the event that the court were to rule against the Company, the Company could be adversely impacted by the potential monetary damages or injunctive relief that could ultimately be awarded if a new trial were granted. Due to the nature of the litigation, the Company's management cannot estimate the total expense, the possible loss, if any, or the range of loss that may ultimately be incurred in connection with the allegations. Although no assurances can be given as to the results of this case based on the present status, management does not believe that any of such results will have a material adverse effect on the Company's financial condition or results of operations.

     On May 10, 2000, the trial court denied Avnet's motion for a new trial, and on July 7, 2000 entered a final judgement in favor of the Company and the individual defendants. On August 4, 2000, Avnet filed a Notice of Appeal from the final judgement; in the meantime, the Company has filed a motion to recover its attorneys' fees and costs from Avnet. The Company believes that the plaintiffs' complaint is without merit and will contest it vigorously.

     Because of the nature of its activities, the Company is at times subject to pending and threatened legal actions which arise out of the normal course of business. In the opinion of management, based in part upon advice of legal counsel, the disposition of all such matters will not have a material effect on the combined financial statements.

9.   SEGMENT INFORMATION

     Wyle Electronics Group distributes electronics components and systems. The components business concentrates on the in-process distribution of semiconductor parts and products to manufacturers and the systems business concentrates on the wholesale distribution of final products to value-added resellers, original equipment manufacturers and retailers.

WYLE ELECTRONICS GROUP
NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
(AMOUNTS IN THOUSANDS)
------------------------------------------------------------------------------

Wyle Electronics represents the electronics components business, which distributes active, mainly non-commodity, electronics components such as microprocessors and microcontrollers to industrial semiconductor customers for use in manufactured products. The electronics components business also provides technical customer consultations, supply chain management for customers and manufacturers, and added value services such as component programming and special packaging.

Wyle Systems represents the electronics systems business, engages in the wholesale distribution of computer systems, computer peripherals such as printers and monitors, PC application software and networking products to members of the retail trade and system integrators in Europe and the United States.

                                              WYLE          WYLE
                                           ELECTRONICS     SYSTEMS
Assets                                     $ 1,207,184     $ 253,327
Revenue                                      1,286,333       642,412
Depreciation and amortization                   38,877         4,720
Capital expenditures                             6,864        11,974











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